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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Vital Images, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VITAL IMAGES, INC.
3300 Fernbrook Lane N., Suite 200
Plymouth, Minnesota 55447
(763) 852-4100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2003

To the Shareholders of Vital Images, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vital Images, Inc., a Minnesota corporation (the "Company"), will be held on Wednesday, May 7, 2003, at 3:30 p.m. (Minneapolis, Minnesota time), at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

  1.
  To elect seven directors of the Company for the coming year.

  2.
  To consider and act upon a proposal to amend the 1997 Stock Option and Incentive Plan to increase the number of shares reserved for issuance thereunder.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only holders of record of the Company's common stock at the close of business on March 21, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

        Each of you is invited to attend the Annual Meeting in person, if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

By Order of the Board of Directors

Gregory S. Furness, Secretary

April 17, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY
TELEPHONE OR THROUGH THE INTERNET AS INSTRUCTED ON THE PROXY CARD.

THIS PAGE INTENTIONALLY BLANK

VITAL IMAGES, INC.
3300 Fernbrook Lane N., Suite 200
Plymouth, Minnesota 55447
(763) 852-4100

PROXY STATEMENT

SOLICITATION OF PROXIES

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Vital Images, Inc., a Minnesota corporation ("Vital Images" or the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, on Wednesday, May 7, 2003, at 3:30 p.m. (Minneapolis, Minnesota time), and any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 17, 2003.

        The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, facsimile or personally.

VOTING AND REVOCATION OF PROXY

        Only holders of record of the Company's common stock at the close of business on March 21, 2003, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, 9,050,182 shares of the Company's common stock were outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting.

        Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted (i) FOR the election of the nominees for the Board of Directors named in this Proxy Statement and (ii) FOR the approval of an amendment to the 1997 Stock Option and Incentive Plan to increase the number of shares reserved for issuance thereunder. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

        Instead of submitting a signed proxy card, shareholders may submit their proxies by telephone or through the Internet using the control number and instructions on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to shareholders who hold their shares through a broker, nominee, fiduciary or other custodian.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) giving written notice of such revocation to the Secretary of the Company, (b) giving another written proxy bearing a later date, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

        A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. In general, the shareholders of the Company may take action by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on a particular item of business, or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name," which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

PROPOSALS OF SHAREHOLDERS

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, any shareholder wishing to have a proposal considered for inclusion in the Company's proxy solicitation material for the 2004 Annual Meeting of Shareholders must set forth such proposal in writing and file it with the Secretary of the Company no later than December 19, 2003. Further, pursuant to Rule 14a-4, if a shareholder fails to notify the Company of a proposal before March 3, 2004, such notice will be considered untimely and management proxies may use their discretionary voting authority with respect to any such proposal.

OTHER BUSINESS

        At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

ANNUAL REPORTS

        The Company's 2002 Annual Report to Shareholders including, but not limited to, the balance sheets as of December 31, 2002 and 2001 and the related statements of operations and cash flows for the three years ended December 31, 2002, accompanies these materials. A copy of the 2002 Annual Report to Shareholders may be obtained without charge upon request to the Company. In addition, the Company will provide without charge to any shareholder solicited hereby, upon written request of such shareholder, a copy of its Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. Requests should be directed to Investor Relations, Vital Images, Inc., 3300 Fernbrook Lane N., Suite 200, Plymouth, Minnesota 55447.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth, as of February 28, 2003, certain information regarding the beneficial ownership of shares of common stock of the Company by (i) each person or entity who is known by the Company to own more than 5% of the Company's common stock, (ii) each director or nominee for director of the Company, (iii) each person listed in the Summary Compensation Table and (iv) all directors, nominees and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Outstanding Shares(2)
Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	927,867	(3)	10.25%
Jess S. Morgan & Co., Inc. 5750 Wilshire Boulevard Suite 590 Los Angeles, CA 90036	645,450	(4)	7.14%
Kern Capital Management, LLC 114 West 47th Street, Suite 1926 New York, NY 10036	616,400	(5)	6.82%
Officers and Directors:
Douglas M. Pihl	245,944	(6)	2.65%
Jay D. Miller	221,400	(7)	2.39%
Vincent J. Argiro, Ph.D.	481,560	(8)	5.24%
James B. Hickey, Jr.	39,500	(9)	*
Richard W. Perkins	134,000	(10)	1.48%
Michael W. Vannier, M.D.	39,000	(11)	*
Sven A. Wehrwein	38,500	(12)	*
Steven P. Canakes	120,100	(13)	1.31%
Gregory S. Furness	192,200	(14)	2.09%
Albert Emola	114,900	(15)	1.27%
All directors and executive officers as a group (13 persons, including those named above)	1,715,749	(16)	16.91%

*
Less than one percent.

(1)
Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

(2)
Based on 9,039,714 shares outstanding as of February 28, 2003. Such number does not include 2,935,673 shares of common stock issuable upon exercise of stock options and warrants outstanding as of February 28, 2003. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person(s) within 60 days of February 28, 2003 upon the exercise of stock options.

(3)
Excludes shares beneficially owned by Mr. Richard W. Perkins, a director of the Company and the controlling shareholder of Perkins Capital Management, Inc. ("PCM"), a registered investment adviser. Of the 927,867 shares held for the account of clients of PCM, for which beneficial ownership is disclaimed by PCM, PCM has sole investment power with regard to all such shares and sole voting power over 101,667 of such shares. Reflects information as of December 31, 2002 derived from Amendment No. 9 to Schedule 13G filed by PCM with the Securities and Exchange Commission ("SEC") on February 3, 2003. Includes 10,000 shares that PCM has the right to acquire upon the exercise of stock options.

(4)
Reflects information as of December 31, 2001 derived from Amendment No. 1 to Schedule 13G filed by Jess S. Morgan & Company, Inc. with the SEC on January 29, 2002.

(5)
Reflects information as of December 31, 2002 derived from Amendment No. 1 to Schedule 13G filed by Kern Capital Management, LLC with the SEC on February 14, 2003.

(6)
Includes 233,000 shares that Mr. Pihl has the right to acquire upon the exercise of stock options. Excludes 27,994 shares held by Mr. Pihl's spouse, as to which Mr. Pihl disclaims beneficial ownership.

(7)
Includes 218,900 shares that Mr. Miller has the right to acquire upon the exercise of stock options.

(8)
Includes 153,900 shares that Dr. Argiro has the right to purchase upon the exercise of stock options. Excludes 27,994 shares held by Dr. Argiro's spouse, as to which Dr. Argiro disclaims beneficial ownership.

(9)
Includes 29,500 shares that Mr. Hickey has the right to acquire upon the exercise of stock options.

(10)
Includes 5,250 shares held by the Perkins Foundation and 92,250 shares held by various trusts of which Mr. Perkins is the sole trustee. Also includes 36,500 shares Mr. Perkins has the right to purchase upon the exercise of stock options. Excludes 927,867 shares of stock beneficially owned by PCM, as to which Mr. Perkins disclaims beneficial ownership.

(11)
Includes 33,000 shares that Dr. Vannier has the right to acquire upon the exercise of stock options.

(12)
Includes 35,500 shares that Mr. Wehrwein has the right to acquire upon the exercise of stock options.

(13)
Includes 120,100 shares that Mr. Canakes has the right to acquire upon the exercise of stock options.

(14)
Includes 165,200 shares that Mr. Furness has the right to acquire upon the exercise of stock options.

(15)
Mr. Emola was President and Chief Executive Officer of the Company from December 1999 until February 2002.

(16)
Includes 1,107,800 shares that all directors and executive officers as a group have the right to acquire upon the exercise of stock options.

ELECTION OF DIRECTORS
(Proposal 1)

        The business and affairs of the Company are managed under the direction of its Board of Directors. Directors of the Company are elected annually to serve until the next annual meeting of shareholders or until their earlier resignation, death or removal. The Board has nominated the seven individuals named below to serve as directors of the Company, and the shareholders will be asked at the Annual Meeting to elect such individuals. Unless authority is withheld, all proxies received in response to this solicitation will be voted FOR the election of the nominees named below. Each of the nominees named below is now a director of the Company and has served continuously as a director since the month and year indicated. All nominees have indicated a willingness to serve if elected. If any nominee becomes unable to serve before the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

Name	Positions with the Company	Age	Director Since
Douglas M. Pihl	Chairman of the Board	63	May 1997
Jay D. Miller	President, Chief Executive Officer and Director	43	February 2002
Vincent J. Argiro, Ph.D.	Chief Technology Officer, Founder and Director	47	May 1997
James B. Hickey, Jr.	Director	49	May 1998
Richard W. Perkins	Director	72	May 1997
Michael W. Vannier, M.D.	Director	54	December 1997
Sven A. Wehrwein	Director	52	May 1997

Shareholder Approval

        The affirmative vote of a plurality of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required for the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL 1.

INFORMATION CONCERNING DIRECTORS,
NOMINEES AND EXECUTIVE OFFICERS

Directors and Nominees

        The following discussion sets forth certain information concerning the individuals nominated by the Board of Directors to serve as directors of the Company.

        Douglas M. Pihl has been a director of the Company since May 1997, its Chairman of the Board since December 1997, and its Chief Executive Officer from February 1998 to December 1999. Mr. Pihl is currently serving as Chairman, Chief Executive Officer and President of MathStar, Inc., a company he founded in 1997. Mr. Pihl is an electrical engineer and has over 42 years' experience in the computer industry, with extensive responsibilities in design, product planning and management. The focus of his work has been on the opening of new markets through the unique combinations of innovative new technologies. His early career was launched at entrepreneurial start-ups (Data Display, Data 100), where Mr. Pihl held increasingly responsible positions in engineering and management. In 1979, Mr. Pihl co-founded Lee Data (which changed its name to Apertus, Inc. and then to Carleton Corporation and now is part of Oracle Corporation) as Senior Vice President of Research and Development. Mr. Pihl went on to found NetStar, Inc., where he created the world's first multi-gigabit switched IP router for distributed computing environments. NetStar's products were early entrants in the market for the emerging Internet infrastructure. In August 1996, NetStar was acquired by Ascend Communications, Inc. (now Lucent). In 1996, Mr. Pihl co-founded RocketCHiPS, Inc., a developer of high-speed silicon CMOS integrated circuits and related intellectual property aimed at the high-speed wired and wireless communications markets. He served as RocketCHiPS' Chairman and Chief Financial Officer until the company was sold to Xilinx, Inc. in November 2000. In addition to the Company and Mathstar, Mr. Pihl serves as a director for Astrocom and Printware, Inc., both of which are publicly-held companies, as well as one other privately-held company.

        Jay D. Miller was named President, Chief Executive Officer and a director of the Company in February 2002. He served as General Manager and Vice President—Business Development of Vital Images from August 1998 until February 2002. Mr. Miller was Vice President—Marketing and Business Development for Vital Images from February 1997 to August 1998. From 1989 until his employment by Vital Images, Mr. Miller was employed by GE Medical Systems, Inc. in positions of increasing responsibility in the marketing area, including serving as product manager of MRI imaging products and marketing manager for the cardiology market segment. Before 1989, Mr. Miller was employed by Siemens Medical Systems for technical marketing.

        Vincent J. Argiro, Ph.D. has been a director of the Company since May 1997. Dr. Argiro, the Founder of the Company, was named Chief Technology Officer of Vital Images in October 1995. From May 1994 to May 1997, Dr. Argiro served as a Vice President of Synovis Life Technologies, Inc. (formerly Bio-Vascular, Inc.), the former parent company of Vital Images. Dr. Argiro also served as a director of Bio-Vascular from May 1994 until March 1996. Following the acquisition of the Company by Bio-Vascular in May 1994, Dr. Argiro served as President of the Company until October 1995. Dr. Argiro served as Chairman of the Board of the Company from September 1988 until May 1994. From 1988 to 1990, and from September 1991 to June 1992, Dr. Argiro also served as President of the Company.

        James B. Hickey, Jr., has been a director of the Company since May 1998. Mr. Hickey is President, Chief Executive Officer and a director of Pulmonetic Systems, Inc., a privately-held manufacturer of medical devices in the respiratory/pulmonary markets. Mr. Hickey served as President and Chief Executive Officer of Angeion Corporation, a medical device manufacturer, from July 1998 until December 1999. Mr. Hickey also was President and Chief Executive Officer of Aequitron Medical, Inc., a developer of portable respiratory devices, from 1993 to 1997. In his earlier career, Mr. Hickey spent 15 years with Baxter Healthcare/American Hospital Supply Corporation, where he was President of the

Respiratory Anesthesia Systems Division from 1989 to 1993 and, before that, President of the Hospitex Division. Currently, Mr. Hickey serves as a director of Allied Healthcare Products, Inc., a publicly-held company, and Pulmonetic Systems, Inc.

        Richard W. Perkins has been a director of the Company since May 1997. Mr. Perkins has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. Mr. Perkins also serves on the board of directors of the following public companies: Synovis Life Technologies, Inc. (formerly Bio-Vascular, Inc.), LifeCore Biomedical, Inc., Intelefilm Corporation, CNS, Inc., Nortech Systems, Inc., PW Eagle, Inc., Paper Warehouse, Inc., Teledigital, Inc. (formerly known as XOX Corporation), Quantech Ltd. and Two Way TV (US), Inc. He also serves on the boards of many privately-held companies.

        Michael W. Vannier, M.D. has been a director of the Company since December 1997. Dr. Vannier is currently Professor of Radiology in the College of Medicine at the University of Iowa. Dr. Vannier was the Georgia Eminent Scholar in Medical Imaging at the Emory University School of Medicine in Atlanta, Georgia from 1994 to 1996, and he served as Vice-Chairman for Research at the Mallinckrodt Institute of Radiology from 1992 to 1994. Dr. Vannier was Professor of Radiology at the Mallinckrodt Institute of Radiology from 1989 to 1997, Assistant Professor of Radiology and Surgery at the Washington University School of Medicine in St. Louis, Missouri from 1983 to 1997, and Affiliate Professor of System Science and Mathematics at the Washington University College of Engineering in St. Louis, Missouri from 1984 to 1997. He has recently served as Special Assistant to the Director of the Biomedical Imaging Program at the National Cancer Institute in Bethesda, MD. Dr. Vannier is a Fellow of the American College of Radiology and in 2003 was appointed Fellow of the American Institute of Medical and Biological Engineering.

        Sven A. Wehrwein has been a director of the Company since May 1997. Mr. Wehrwein has been an independent financial consultant since March 1999, and at other times since January 1995. From December 1998 to February 1999, Mr. Wehrwein was the Chief Financial Officer of Digi International Inc. From November 1997 to July 1998, Mr. Wehrwein was Chief Financial Officer of the Center for Diagnostic Imaging. From June 1995 to August 1996, he served as Chief Financial Officer of InStent Inc., which was acquired by Medtronic, Inc. in June 1996. From July 1990 to December 1994, Mr. Wehrwein was a Managing Director in the Corporate Finance Department of Wessels, Arnold & Henderson, a Minneapolis-based investment banking firm. Mr. Wehrwein is a Certified Public Accountant. Mr. Wehrwein is also a director of Zamba Corporation, a publicly-held company.

Board Committees and Actions

        During 2002, the Board of Directors met seven times. The Board of Directors has two standing committees, a Compensation Committee, which met once during 2002, and an Audit Committee, which met eight times during 2002. The Board has no nominating committee. Each director attended at least 75% of the total number of meetings of the Board of Directors and of committees on which the director served during 2002 while he was a director.

        The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and senior management of the Company and administers the Company's 1997 Director Stock Option Plan and 1997 Stock Option and Incentive Plan. In addition to the meetings and actions of the Compensation Committee described above, the entire Board of Directors discussed and reviewed compensation issues throughout the year at its regular meetings. The current members of the Compensation Committee are James B. Hickey, Jr. (Chairman), Michael W. Vannier, M.D. and Sven A. Wehrwein.

        As described in the Audit Committee Report included later in this Proxy Statement, the Audit Committee reviews the internal and external financial reporting of the Company and reviews the scope of the independent audit. The current members of the Audit Committee are Sven A. Wehrwein (Chairman), James B. Hickey, Jr. and Michael W. Vannier, M.D.

Director Compensation

        Director Fees.    During 2002, non-employee directors received a $5,000 annual retainer, and the Chairman of the Board received a $6,000 annual retainer. In 2002, the non-employee directors of the Company also received a fee of $500 for each Board meeting they attended and $500 for each committee meeting attended.

        Effective January 1, 2003, non-employee directors will receive an $8,000 annual retainer, and the Chairman of the Board will receive a $12,000 annual retainer. In addition, non-employee directors of the Company will receive a fee of $500 for each Board meeting they attend and $500 for each committee meeting they attend. Also effective January 1, 2003, the Chairman of the Audit and Compensation Committees will each receive a $2,000 annual retainer.

        1997 Director Stock Option Plan.    The Vital Images, Inc. 1997 Director Stock Option Plan ("Director Plan") was adopted by the Board of Directors on March 19, 1997 and approved by the sole shareholder of the Company on May 1, 1997. The Director Plan is intended to assist the Company in attracting, motivating and retaining well-qualified individuals to serve as directors of the Company. As described below, the Director Plan provides for the automatic and discretionary grant of options. The only persons eligible to receive options under the Director Plan are members of the Board of Directors of the Company, and the only persons eligible to receive automatic grants of options under the Director Plan are those Directors of the Company who are not also employees of the Company. The Director Plan currently provides that the total number of shares of the Company's common stock that may be purchased upon the exercise of options shall not exceed 300,000 shares.

        The Director Plan is administered by the Board of Directors of the Company. However, certain grants of stock options under the Director Plan and the amounts and terms of the options so granted are automatically determined under the Director Plan. As such, the Board of Directors has no authority to determine the grant or terms of such automatic options.

        Under the Director Plan, non-employee directors of the Company receive automatic grants of stock options to purchase 18,000 shares on their initial election or appointment to the Board of Directors and on each third anniversary thereafter.

        All options automatically granted under the Director Plan expire eight years after the date of grant. The exercise price per share for each option granted under the Director Plan is equal to 100% of the fair market value of a share of the Company's common stock on the date such option is granted. Options automatically granted under the Director Plan vest and become exercisable as to one-third of the option shares on the first, second and third December 31 following the date of grant. The Director Plan also permits the Board of Directors to make discretionary grants of stock options to one or more directors in addition to the automatic option grants. Upon the discretionary grant of an option, the Board of Directors fixes the number of shares of the Company's common stock that the optionee may purchase upon exercise of the option and the price at which the shares may be purchased. The exercise price of such options cannot be less than the fair market value of the common stock at the time the option is granted.

Executive Officers

        The following discussion sets forth information as of February 28, 2003 about the executive officers of the Company who are not directors.

Name	Positions with the Company	Age	Officer Since
Jeremy A. Abbs	Vice President—Marketing	39	July 2002
Steven P. Canakes	Vice President—Sales	47	March 1998
David M. Frazee	Vice President—Engineering	42	March 1999
Gregory S. Furness	Vice President—Finance, Chief Financial Officer, Treasurer and Secretary	48	February 1997
Philip I. Smith	Vice President—Corporate Development	35	February 2003

        Jeremy A. Abbs was named Vice President—Marketing in July 2002. From June 1998 to July 2002, Mr. Abbs served as a Product Manager and Group Marketing Manager for emerging technology and market development of Boston Scientific's Scimed division. From April 1996 to May 1998, Mr. Abbs served as the Global Product Manager for cardiac surgical products at Medtronic, Inc. Prior to 1996, Mr. Abbs held several sales and marketing management positions at Johnson & Johnson's Ortho Clinical Diagnostic's division

        Steven P. Canakes was named Vice President—Sales in March 2000. Mr. Canakes was the Company's Vice President—U.S. Sales from August 1998 to March 2000 and its Director of U.S. Sales from March 1998 to August 1998. From July 1996 to March 1998, Mr. Canakes was Vice President of Business Development for MedManagement, LLC in Plymouth, Minnesota. From February 1994 to July 1996, he served as Vice President of Sales for Medintell Systems and Value Health Corporation, a Medintell Systems Division. Before February 1994, Mr. Canakes was a CT Product Sales Manager for Picker International, Inc., which was acquired by Philips Medical Systems, Inc.

        David M. Frazee was named Vice President—Engineering in March 1999. From July 1998 to March 1999, Mr. Frazee served as a Manager in the Solution Strategies Practice of Whittman-Hart, Inc. From April 1997 to July 1998, Mr. Frazee was Director of Program Management and Internet Products at LodgeNet Entertainment, Inc. From June 1982 to April 1997, Mr. Frazee held several systems and software development and management positions at GE Medical Systems, Inc., most recently as Manager of the Global Software Applications Operation.

        Gregory S. Furness was named Vice President—Finance, Chief Financial Officer, Treasurer and Secretary of Vital Images in February 1997. From December 1987 to December 1996, Mr. Furness served as Executive Vice President and Chief Financial Officer of CAMAX Manufacturing Technologies, Inc., a computer-aided manufacturing software developer, which was acquired by Structural Dynamics Research Corporation in June 1996. Prior to December 1987, Mr. Furness was employed as Vice President, Finance and Chief Financial Officer of Mizar, Inc. and as an audit manager at Deloitte and Touche LLP. Mr. Furness is a Certified Public Accountant.

        Philip I. Smith was named Vice President—Business Development in February 2003. From April 2002 to November 2002, Mr. Smith served as President and CEO of Thermonix, a medical technology company. From April 2000 until April 2002, Mr. Smith was employed as Vice President, Marketing and Business Development of Image-Guided Neurologics, Inc., a medical technology company. From August 1997 to February 2000, Mr. Smith was employed as an investment banker with US Bancorp Piper Jaffray. Prior to August 1997, Mr. Smith held senior sales positions at GE Medical Systems.

Compliance with Section 16(a)

        Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and any persons holding more than 10% of the outstanding common stock of the Company to file reports with the Securities and Exchange Commission concerning their initial ownership of common stock and any subsequent changes in that ownership. The Company believes that during 2002 the filing requirements were satisfied, except as follows: due to a miscommunication between the Company and the filing agent, Richard W. Perkins filed one late report disclosing that he had exercised an option to purchase 3,500 shares. In making this disclosure, the Company has relied solely on written representations of its directors, executive officers and beneficial owners of more than 10% of its common stock and on copies of the reports that they have filed with the Securities and Exchange Commission.

Executive Compensation

        The following table sets forth certain information regarding compensation earned by or awarded to (i) each person who served as the Company's Chief Executive Officer during any part of the year ended December 31, 2002 and (ii) the Company's four other most highly compensated executive officers whose annual compensation was $100,000 or more for the year ended December 31, 2002 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
					Shares Underlying Options(#)	All Other Compensation
Name and Principal Position	Year	Salary	Bonus(1)
Jay D. Miller President and Chief Executive Officer(2)	2002 2001 2000	$176,792 141,042 134,667		$100,193 64,069 37,033	200,000 17,500 20,000	$	— — —
Vincent J. Argiro, Ph.D. Chief Technology Officer and Founder	2002 2001 2000	$146,479 139,273 134,667		$82,831 64,107 33,667	23,000 15,000 20,000	$	— — —
Steven P. Canakes Vice President—Sales (3)	2002 2001 2000	$148,292 139,958 132,833		$84,227 64,277 36,529	25,000 17,500 25,000	$	— — —
Gregory S. Furness Vice President—Finance, Chief Financial Officer, Treasurer and Secretary	2002 2001 2000	$147,000 141,042 134,667		$83,493 64,069 37,033	21,000 17,500 20,000	$	— — —
David M. Frazee Vice President—Engineering	2002 2001 2000	$136,417 128,750 114,167		$77,482 58,324 31,396	21,000 20,000 25,000	$	— — —
Albert Emola President and Chief Executive Officer (4)	2002 2001 2000	$244,000 191,000 180,000	$	— 85,092 45,000	— 25,000 —	$	— — —

(1)
The executive officers of the Company are eligible to earn annual cash bonuses tied to the level of achievement of annual performance targets. Bonuses are generally paid following the end of the year in which they are earned.

(2)
Mr. Miller became President and Chief Executive Officer in February 2002.

(3)
Mr. Canakes has served as the Company's Vice President—Sales since March 2000 and its Vice President—U.S. Sales from August 1998 to March 2000.

(4)
Mr. Emola was President and Chief Executive Officer of the Company from December 1999 until February 2002.

Retirement Savings Plan

        The Company maintains the Vital Images, Inc. Salary Savings Plan (the "Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code, as amended. The Plan covers substantially all employees. Each employee may elect to contribute to the Plan through payroll deductions of up to 25% of his or her salary, subject to certain limitations. At the discretion of the Board of Directors, the Company may make matching contributions equal to a percentage of the salary reduction contributions or other discretionary amounts. There were no contributions to the Plan by the Company in 2002, 2001 and 2000.

1997 Stock Option and Incentive Plan

        The Vital Images, Inc. 1997 Stock Option and Incentive Plan (the "1997 Plan") permits the Company to grant awards to employees, consultants and other service providers in the form of incentive stock options, non-qualified stock options, restricted stock, performance units and stock bonuses. On February 28, 2003, options to purchase an aggregate of 2,147,903 shares were outstanding under the 1997 Plan, and 477,211 shares were available for the grant of awards under the 1997 Plan. On February 6, 2003, the Board of Directors voted to increase the number of shares reserved for issuance under the 1997 Plan from 3,000,000 shares to 3,500,000 shares, subject to the approval of the Company's shareholders on or before February 5, 2004. Awards may be granted under the 1997 Plan through March 19, 2007. The 1997 Plan may be terminated earlier by the Board of Directors in its sole discretion.

        The 1997 Plan is administered by the Compensation Committee of the Board of Directors. The 1997 Plan gives broad powers to the Committee to administer and interpret the 1997 Plan, including the authority to select the individuals to be granted awards and to prescribe the particular form and conditions of each award granted. Awards are granted on the basis of various factors, including the individual's capacity for contributing to the successful performance of the Company, the nature of the operations for which the individual is responsible, and the period for which the individual has served or will have served the Company at the vesting of the award.

        The following table sets forth certain information regarding stock options granted to the Named Executive Officers during 2002.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)(#)
		Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh)	Expiration Date
					5%($)	10%($)
Jay D. Miller	200,000	29.68%	$7.25	3/12/10	$692,310	$1,658,204
Vincent J. Argiro, Ph.D.	23,000	3.41%	$7.25	3/12/10	$79,616	$190,693
Steven P. Canakes	25,000	3.71%	$7.25	3/12/10	$86,539	$207,275
Gregory S. Furness	21,000	3.12%	$7.25	3/12/10	$72,693	$174,111
David M. Frazee	21,000	3.12%	$7.25	3/12/10	$72,693	$174,111
Albert Emola	—	—	$—	—	$—	$—

(1)
All options granted to the Named Executive Officers in 2002 vest and become exercisable as to 28% of the shares one year after the date of grant and as to an additional 2% per month thereafter until fully vested and exercisable.

(2)
Represents the potential realizable value of each grant of options assuming that the market price of the underlying common stock appreciates in value from its fair market value on the date of grant to the end of the option term at the indicated annual rates.

        The following table sets forth certain information regarding the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

			Number of Unexercised Options at Year-End(#)		Value of Unexercised In-the-Money Options at Year-End($)(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable/	Unexercisable	Exercisable/	Unexercisable
Jay D. Miller	1,000	$6,450	153,100	219,400	$872,540	$404,244
Vincent J. Argiro, Ph.D.	3,500	$18,554	141,400	41,100	$779,379	$94,888
Steven P. Canakes	—	—	106,400	46,100	$544,092	$106,009
Gregory S. Furness	1,000	$6,450	153,100	40,400	$859,102	$96,364
David M. Frazee	—	—	68,300	47,700	$251,198	$125,341
Albert Emola	155,500	$689,953	—	—	$—	$—

(1)
Based on the difference between the December 31, 2002 closing price of $8.97 per share as reported on The Nasdaq SmallCap Market and the exercise prices of the options.

Employee Stock Purchase Plan

        The Vital Images, Inc. 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors on March 19, 1997 and approved by the sole shareholder of the Company on May 1, 1997. The Stock Purchase Plan permits eligible employees to make voluntary contributions through payroll deductions to be used to purchase common stock from the Company. The Stock Purchase Plan consists of periodic offerings, and the first such offering began on July 1, 1997. Each offering under the Stock Purchase Plan is for a period of three months (an "Offering Period"). An employee may elect to have up to a maximum of 10% deducted from his or her regular salary for purposes of purchasing up to 500 shares under the Stock Purchase Plan during each Offering Period. The price at which the employee shares are purchased will be the lower of (a) 85% of the closing price of the common stock of the Company on the day that an Offering Period commences under the Stock Purchase Plan or (b) 85% of the closing price of the Company's common stock on the day that such Offering Period terminates. With certain exceptions, all employees of the Company who work at least 20 hours per week, including officers and directors who are employees, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan provides for the issuance of up to 250,000 shares of common stock, and it is administered by the Board of Directors or by the Compensation Committee. Through December 31, 2002, 135,552 shares had been issued under the Stock Purchase Plan.

Other Stock Option Plans

        On May 12, 1997, Bio-Vascular, Inc., the former parent company of Vital Images, distributed all of the shares of common stock of Vital Images to Bio-Vascular's shareholders of record on May 5, 1997 in a distribution transaction (the "Distribution"). Pursuant to an Employee Benefits Agreement between Vital Images and Bio-Vascular, Vital Images and Bio-Vascular agreed to adjust each unexercised option to purchase Bio-Vascular common stock outstanding as of the record date for the Distribution ("Bio-Vascular Options") to reflect the Distribution (an "Adjusted Bio-Vascular Option"), and each holder of a Bio-Vascular Option was granted an option to purchase common stock of Vital Images in connection with the Distribution (a "Vital Images Option"). The exercise price and number of shares covered by each Adjusted Bio-Vascular Option, as well as the exercise price and number of shares covered by each Vital Images Option, was determined according to a formula provided in the

Employee Benefits Agreement that was based on the relative fair market trading values of Bio-Vascular common stock and the Company's common stock during the first five trading days following the date of the Distribution.

        In connection with the issuance of Vital Images Options with respect to Bio-Vascular Options in existence on the date of the Distribution, the Company adopted the 1995 Stock Incentive Adjustment Plan, the Incentive Stock Option Adjustment Plan and the 1992 Director Stock Option Adjustment Plan. Each of these plans is intended to mirror the provisions of a corresponding Bio-Vascular option plan. As each Bio-Vascular option plan generally provides for the termination of options following termination of employment, each of such mirror plans was approved and adopted to provide that the Distribution will not cause a termination of any employee of the Company for the purposes of such plans and that options held by employees of the Company following the Distribution will remain exercisable following the Distribution, so long as such employees remain employed by the Company or any subsidiary. Similar modifications to the existing 1990 Management Incentive Stock Option Plan and the 1992 Stock Option Plan were also adopted by the Company with respect to Bio-Vascular employees. Awards of options under these plans, as well as pursuant to certain non-plan award agreements, were made in connection with the Distribution. It is intended that the 1995 Stock Incentive Adjustment Plan, the Incentive Stock Option Adjustment Plan and the 1992 Director Stock Option Adjustment Plan, as well as the 1992 Stock Option Plan and the 1990 Management Incentive Stock Option Plan, will not be utilized to grant options to purchase common stock of the Company other than in connection with the Distribution. In connection with the Distribution, Vital Images granted 608,534 Vital Images Options.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth certain information as of December 31, 2002 with respect to Company's equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders:
• Stock Option Plans(1)	1,968,129	$5.15	1,016,801
• Stock Purchase Plan(2)	Not applicable.	Not applicable.	114,448
Equity compensation plans not approved by shareholders:
• Non-plan options(3)	493,715	$4.33	Not applicable.
• Broker warrants(4)	102,219	$3.25	Not applicable.
Total	2,564,063	$4.91	1,131,249

(1)
Consists of the 1997 Plan, the Director Plan and the plans described in "—Other Stock Option Plans."

(2)
Under the Stock Purchase Plan, shares are acquired at the time of investment by the participating employees at the applicable discount price.

(3)
Consists of options granted to officers of the Company and third party consultants.

(4)
Consists of warrants issued to a selling agent as part of a December 1999 private placement of common stock.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        James B. Hickey, Jr., Michael W. Vannier, M.D. and Sven A. Wehrwein, each of whom is a non-employee director of the Company, served as the members of the Company's Compensation Committee in 2002. See "Report of the Compensation Committee." Messrs. Argiro, Emola and Miller, executive officers of the Company who served on the Board of Directors in 2002, abstained from voting on compensation matters affecting their compensation.

Employment Arrangements

        Emola Severance Agreement.    Pursuant to a severance agreement effective February 9, 2002, the Company and Albert Emola agreed to terms regarding the resignation of Mr. Emola as President and Chief Executive Officer. In exchange for certain representations, promises and releases, the Company agreed to pay Mr. Emola a 2001 bonus in the amount of $85,092 and outplacement expenses in the amount of $20,000. In addition, and in accordance with the terms of Mr. Emola's employment arrangement, the Company made a lump sum payment of $192,000 to Mr. Emola, equal to 12 months' base salary.

        Miller Employment Agreement.    The Company entered into an Employment Agreement with Jay D. Miller effective February 9, 2002, which sets forth the terms of his employment as the Company's President and Chief Executive Officer. The agreement provides for an annual base salary of $180,000 and allows for a review and possible increase. In addition, Mr. Miller is eligible to receive bonuses as established by the Company's Board of Directors under the Company's management incentive plan. The agreement also provides for Mr. Miller's participation in the Company's fringe benefit plans and programs in which other senior executive officers of the Company participate. If the Company terminates Mr. Miller's employment without cause during the term of his Employment Agreement, the Company is required to pay Mr. Miller a severance payment equal to 12 months' base salary at the time of termination.

        In connection with Mr. Miller's employment, on March 12, 2002, the Company granted him stock options to purchase 200,000 shares of common stock of the Company. The stock options have an exercise price of $7.25 per share, which is equal to the fair market value of the common stock on that date, and they vest as to 28% of the shares beginning one year after the date of grant and 2% per month thereafter. They expire on March 12, 2010, unless earlier terminated in accordance with their terms. Mr. Miller's options consist of an incentive stock option for 35,000 shares granted under the Company's 1997 Plan and an option for 165,000 shares, which is not subject to the 1997 Plan.

Change in Control Agreements and Severance Arrangements

        The Company has entered into agreements with Jay D. Miller, Vincent J. Argiro, Steven P. Canakes, David M. Frazee and Gregory S. Furness that provide for certain benefits for them upon a "change in control" of the Company, as defined in such agreements. If each such officer's employment with the Company is terminated for any reason other than death, cause, disability or retirement, or if he terminates his employment with the Company for good reason, or in the case of Messrs. Miller and Furness for any reason, and the termination occurs within 12 months following a change in control, or before a change in control if his termination was a condition of the change in control, such officer would be entitled to a lump sum cash payment equal to his annual base salary in effect on the date of the change in control multiplied by two, as well as employee welfare benefits then in effect for a period of 24 months. The agreements also incorporate standard confidentiality restrictions.

        The Company has severance arrangements with Messrs. Argiro and Furness which provide that, except in the case of dismissal for cause, each such officer is entitled to receive a severance payment equal to six months of his monthly base salary. In addition, each officer is entitled to one additional month of severance pay for each additional year of employment, starting with the sixth year of employment. The maximum amount of severance payable to each officer under such arrangement is capped at an amount equal to the base salary for one year. The Company has also entered into a severance arrangement with Steven Canakes which provides that, except in the case of termination for cause, the Company will pay Mr. Canakes a severance payment equal to three months of his monthly base salary.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors (the "Committee") is responsible for assuring that compensation for executives is consistent with the Company's compensation philosophy. The Committee also administers and makes grants under the Company's 1997 Plan with respect to the Company's executive officers. James B. Hickey, Jr., Michael W. Vannier, M.D. and Sven A. Wehrwein, each of whom is a non-employee director of the Company, served as the members of the Company's Compensation Committee in 2002.

        The Company's executive compensation program is based on a pay-for-performance philosophy. Under the Company's program, an executive's compensation consists of three components: base salary, an annual incentive (bonus) payment and long-term incentives (stock options). Base salary is determined by an assessment of the executive's sustained performance against his or her individual job responsibilities, including the impact of such performance on the business results of the Company. Payments under the Company's annual incentive plan are tied to the level of achievement of annual performance targets, including revenue, operating results and other performance targets related to business functions under the executive's direction. Annual performance targets are based upon the Company's annual strategic plan as reviewed by the Board of Directors. An individual executive's annual incentive opportunity is based upon a percentage of his or her base salary.

        The Company's long-term incentives are in the form of stock options. The objectives of these awards are to advance the longer term interests of the Company and its shareholders, complement incentives tied to annual performance and align the interests of executives more closely with those of shareholders. The Company also believes that the entrepreneurial character of its executives makes the long-term incentives provided by its stock option program especially significant in the motivation and retention of its executives. The number of stock options awarded to an executive is based on the executive's position and his or her performance in that position. The executive's right to the stock options generally vests over a four-year period and each option is exercisable, to the extent it has vested, over an eight-year period following its grant.

        On February 7, 2002, the entire Board of Directors approved the proposed form of Employment Agreement between the Company and Mr. Jay D. Miller, the Company's current President and Chief Executive Officer, which provides for an annual base salary of $180,000 and entitles Mr. Miller to participate in the Company's management incentive plan. Under the management incentive plan, Mr. Miller may be entitled to receive annual bonus payments as recommended by the Compensation Committee and approved by the entire Board of Directors. In addition, Mr. Miller was granted stock options on March 12, 2002 for the purchase of an aggregate of 200,000 shares of the Company's common stock at an exercise price of $7.25 per share. Such options vest as to 28% of the shares beginning one year after the date of grant and as to an additional 2% per month thereafter. The Compensation Committee believes that the compensation arrangements established for Mr. Miller are consistent with the philosophy and objective described above.

        The Committee believes that the Company's executives are focused on the attainment of a sustained high rate of growth and improving operating results for the benefit of the Company and its shareholders, and that the Company's compensation program, with its emphasis on performance-based and long-term incentive compensation, serves to reinforce this focus.

By the Compensation Committee

James B. Hickey, Jr., Chairman
Michael W. Vannier, M.D.
Sven A. Wehrwein

PERFORMANCE GRAPH

        Since September 29, 2000, the Company's common stock has been quoted on The Nasdaq SmallCap Market. From May 14, 1997 until September 29, 2000, the Company's common stock was quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. Before May 12, 1997, the Company was a wholly-owned subsidiary of Bio-Vascular, Inc. (now known as Synovis Life Technologies, Inc.), and there was no public market for the Company's common stock. The following graph shows changes during the period from December 31, 1997 to December 31, 2002 in the value of $100 invested in: (1) the Company's common stock; (2) the CRSP Total Return Index for The Nasdaq Stock Market (US); and (3) Nasdaq Non-Financial Stocks. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

	12/31/97
		6/30/98	12/31/98	6/30/99	12/31/99	6/30/00	12/29/00	6/29/01	12/31/01	6/28/02	12/31/02
Vital Images, Inc.	$100.00	$221.74	$126.09	$582.61	$317.39	$460.87	$243.48	$382.61	$650.43	$452.17	$624.00
CRSP Total Return Index for Nasdaq Stock Market (US)	$100.00	$120.25	$118.30	$172.77	$261.48	$255.45	$157.42	$138.46	$124.89	$94.32	$86.34
CRSP Nasdaq Non-Financial Stocks	$100.00	$123.22	$146.75	$182.38	$287.71	$282.20	$167.68	$143.81	$128.22	$91.79	$83.83

APPROVAL OF AMENDMENT TO 1997 STOCK OPTION
AND INCENTIVE PLAN TO INCREASE NUMBER OF SHARES
RESERVED FOR ISSUANCE THEREUNDER
(Proposal 2)

        The Vital Images, Inc. 1997 Stock Option and Incentive Plan ("1997 Plan") was adopted by the Board of Directors on March 19, 1997 and approved by Bio-Vascular, Inc. (now known as Synovis Life Technologies, Inc.), the sole shareholder of the Company, on May 1, 1997. On February 6, 2003, the Board of Directors voted to increase the number of shares reserved for issuance under the 1997 Plan from 3,000,000 to 3,500,000 shares, subject to the approval of the Company's shareholders on or before February 5, 2004. The shareholders are being asked to approve the amendment to the 1997 Plan to increase the number of shares reserved for issuance thereunder at the Annual Meeting.

        The 1997 Plan is intended to assist the Company in hiring and retaining well-qualified employees, consultants, and other service providers by allowing them to participate in the ownership and growth of the Company through the grant of incentive and non-statutory stock options ("Options"), awards of restricted stock, performance units, stock bonuses or any combination thereof. Management believes that the granting of Options and other awards will serve as partial consideration for and give well-qualified employees, consultants, and other service providers an additional inducement to remain in the service of the Company and provide them with an increased incentive to work for the Company's success. To enable the Company to continue to grant stock-based awards in furtherance of the purposes and objectives of the 1997 Plan, the Board recommends that the shareholders approve the proposed increase in the number of shares reserved for issuance under the 1997 Plan.

        The principal features and effects of the 1997 Plan are discussed below.

Administration

        The 1997 Plan is administered by the Compensation Committee of the Board of Directors, which determines when and which employees, consultants and other service providers will be granted Options and awards under the 1997 Plan. Subject to the provisions of the 1997 Plan, the Compensation Committee also determines the type, amount and terms of awards (including restrictions) and makes all other determinations necessary or advisable for the administration of the 1997 Plan. The determinations by the Compensation Committee are not required to be made on a uniform basis and are final and conclusive.

        Employees of the Company and any of its "Affiliates" (as such term is defined in the 1997 Plan) are eligible for selection to receive Options qualified as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Employees, consultants and other service providers of the Company or its Affiliates may be granted non-qualified Options ("NQOs"), restricted stock awards, performance units or stock bonuses.

        The 1997 Plan will terminate on the earlier of the date on which the 1997 Plan is terminated by the Board of Directors of the Company or March 19, 2007. Options or restricted stock awards outstanding at the termination of the 1997 Plan may continue to be exercised in accordance with their terms after such termination. The 1997 Plan may be amended at any time by the Board of Directors. However, without the approval of a majority of the Company's shareholders voting at a meeting at which a quorum is present, no such amendment may (i) materially increase the benefits accruing to participants under the 1997 Plan; (ii) increase the number of shares available for issuance or sale under the 1997 Plan (other than as permitted in certain circumstances provided by the 1997 Plan); or (iii) materially modify the requirements as to eligibility for participation in the 1997 Plan.

Shares Subject to 1997 Plan

        The 1997 Plan currently provides that the total number of shares of the Company's common stock that may be purchased pursuant to the exercise of Options and issued in connection with other awards shall not exceed 3,000,000 shares, subject to adjustment as provided in the 1997 Plan. The shareholders are being asked to approve the amendment to the 1997 Plan to increase the number of shares reserved for issuance thereunder from 3,000,000 to 3,500,000 shares. The shares to be issued upon the exercise of Options and awards granted under the 1997 Plan will be currently authorized but unissued shares of common stock of the Company. The number of shares of the Company's common stock available under the 1997 Plan, the exercise price of an Option, or the value of an award, may be adjusted by the Compensation Committee in its sole discretion upon any stock dividend or split, recapitalization, reclassification, combination, exchange of shares, or other similar corporate change, if the Compensation Committee determines that such change necessarily or equitably requires such an adjustment.

Plan Awards

        Stock Options.    Upon the grant of an Option, the Compensation Committee fixes the number of shares of the Company's common stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. With regard to ISOs, the exercise price cannot be less than the "fair market value" of the common stock at the time the ISO is granted, or 110% of such fair market value in certain cases. Further, the aggregate fair market value of common stock (determined at the time the ISO is granted) subject to ISOs granted to an employee under all the Company's option plans that become exercisable for the first time by such employee during any calendar year may not exceed $100,000. NQOs may be granted at less than the fair market value of the common stock, but not less than 85% of fair market value. See "Federal Income Tax Consequences." Each Option will be exercisable by the optionee only during the term fixed by the Compensation Committee, with such term ending not later than ten years after the date of grant (in the case of ISOs). Payment for shares upon exercise of any Option may be made in cash, in shares of the Company's common stock having an aggregate fair market value on the date of exercise which is not less than the exercise price of the Option, or by a combination of cash and such shares, as the Compensation Committee may determine.

        Options granted under the 1997 Plan are non-transferable except to the extent permitted by the agreement evidencing such Option. However, no ISO will be transferable by any optionee other than by will or the laws of descent and distribution. If, pursuant to the agreement evidencing any Option, such Option remains exercisable after the optionee's death, it may be exercised to the extent permitted by such agreement by the personal representative of the optionee's estate or by any person who acquired the right to exercise such option by bequest, inheritance or otherwise by reason of the optionee's death.

        Restricted Stock Awards.    Restricted stock awards granted pursuant to the 1997 Plan entitle the holder to receive shares of the Company's common stock, which will be subject to forfeiture to the Company if specified conditions are not satisfied. The Compensation Committee may establish a period (the "Restricted Period") at the time a restricted stock award is granted during which the holder will not be permitted to sell, transfer, pledge, encumber or assign the shares of the Company common stock subject to the award. During the Restricted Period, the holder of shares subject to the restricted stock award shall have all of the rights of a shareholder of the Company with respect to such shares, including the right to vote the shares and to receive any dividends and other distributions with respect to the shares. Except to the extent otherwise provided in the restricted stock agreement governing each restricted stock award, all shares of the Company's common stock then subject to any restriction will be forfeited to the Company without further obligation of the Company to the holder thereof, and all rights of the holder with respect to such shares will terminate, if the holder ceases to provide services to the Company or its Affiliates as an employee, consultant or other service provider.

        Performance Units.    Performance units may entitle the recipient to receive a payment from the Company in the form of stock, cash or a combination of both upon the achievement of established performance or other goals. A recipient may be granted one or more performance units under the 1997 Plan, and such performance units will be subject to such terms and conditions, consistent with the other provisions of the 1997 Plan, as may be determined by the Compensation Committee in its sole discretion.

        Stock Bonus. A stock bonus entitles a recipient to receive an award of common stock of the Company. Stock bonuses will be subject to such terms and conditions, consistent with the other provisions of the 1997 Plan, as may be determined by the Compensation Committee. The Compensation Committee may impose such restrictions on the assignment or transfer of a stock bonus as it deems appropriate.

Immediate Acceleration of Awards

        The 1997 Plan provides that, notwithstanding any other provisions contained in the 1997 Plan or the agreement evidencing any Option or restricted stock award thereunder, the restrictions on all shares of restricted stock shall lapse immediately, and all outstanding Options will become exercisable immediately, if any of the following events occur: (i) the sale, lease, exchange or other transfer of substantially all of the assets of the Company; (ii) the liquidation or dissolution of the Company; (iii) certain mergers or consolidations of the Company which result in a reduction in the voting power of the current shareholders of the Company; (iv) any person becomes the beneficial owner of more than 20% of the Company's Common Stock without the advance approval of the incumbent directors or more than 50% of the voting power of the Company's outstanding stock without regard to consent by the incumbent directors; (v) the incumbent directors cease for any reason to constitute at least a majority of the Board; or (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or Section 15(d) of the Exchange Act.

Federal Income Tax Consequences

        The following description is a general summary of the current federal income tax provisions relating to the grant and exercise of ISOs and NQOs under the 1997 Plan, the grant of other awards thereunder, and the sale of shares of common stock acquired upon exercise of Options or under a restricted stock award, performance unit or stock bonus. The provisions summarized below are subject to changes in federal income tax laws and regulations, and the effects of such provisions may vary with individual circumstances.

        Incentive Stock Options.    ISOs granted under the 1997 Plan are intended to be "incentive stock options" as defined by Section 422 of the Code. Under present law, the recipient of an ISO will not realize taxable income upon the grant or the exercise of an ISO, and the Company will not receive an income tax deduction at either such time. Generally, if an optionee exercises an ISO at any time prior to three months after termination of the optionee's employment and does not sell the shares acquired upon exercise of an ISO within the later of either (i) two years after the grant of the ISO or (ii) one year after the date of exercise of the ISO, any gain upon a subsequent sale of the shares will be taxed as long-term capital gain. If the optionee does not satisfy these requirements, the optionee generally will recognize ordinary income in an amount equal to the difference between the exercise price paid in connection with exercise of the ISO and the fair market value of the shares acquired as of the date of exercise of the ISO, and the optionee will recognize capital gain on the difference between the sale price of the shares and the fair market value of the shares as of the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee.

        Upon the exercise of an ISO, the excess of the stock's fair market value on the date of exercise over the exercise price will be included in the optionee's alternative minimum taxable income ("AMTI") and may result in the imposition of a tax on such AMTI. Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation.

        Non-Qualified Stock Options.    Generally, upon the grant of an NQO, neither the Company nor the optionee will experience any tax consequences. Upon exercise of an NQO granted under the 1997 Option Plan, or upon the exercise of an Option initially intended to be an ISO that does not qualify for the tax treatment described above, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock received over the exercise price paid by the optionee with respect to such shares. The amount recognized as ordinary income by the optionee will increase the optionee's basis in the stock acquired pursuant to the exercise of the NQO. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the NQO. Upon a subsequent sale of the stock, the optionee will recognize short-term or long-term gain or loss depending upon the holding period for the stock and upon the stock's subsequent appreciation or depreciation in value.

        Restricted Stock Awards. A participant who receives an award of restricted stock under the 1997 Plan generally will recognize ordinary income at the time at which the restrictions on such shares (the "Restrictions") lapse in an amount equal to the excess of (i) the fair market value of such shares at the time the Restrictions lapse over (ii) the price, if any, paid for such shares. If the participant makes an election with respect to such shares under Section 83(b) of the Code, not later than 30 days after the date shares are transferred to the participant pursuant to such award, the participant will recognize ordinary income at the time of transfer in an amount equal to the excess of (i) the fair market value of the shares covered by the award (determined without regard to any restriction other than a restriction which by its terms will never lapse) at the time of such transfer over (ii) the price, if any, paid for such shares. If, subsequent to the lapse of Restrictions on his or her shares, the participant sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the holder will be taxed as long-term or short-term capital gain or loss, depending on whether the participant's holding period for such shares exceeds the applicable holding period at the time of sale and provided that the participant holds such shares as a capital asset at such time.

        Performance Units. A recipient of a performance unit normally will not recognize taxable income at the time the performance unit is granted. Thereafter, the recipient will recognize ordinary income as his or her rights under the performance unit vest and he or she receives a payment of the economic value of a vested performance unit in the form of cash, common stock or any combination thereof. The amount of such ordinary income will be equal to the amount of cash received, the market value of common stock received, or a combination thereof. Upon a subsequent sale of any common stock received, the change in the value of the common stock would be treated as a capital gain or loss. The Company or its appropriate subsidiary will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient.

        Stock Bonus. A recipient of a stock bonus normally will recognize ordinary income at the date of the Award equal to the value of the stock received, unless rights to all or part of the stock are not immediately vested or are subject to restrictions. Upon a subsequent sale of the common stock, the change in the value of the common stock would be treated as capital gain or loss. The Company or its appropriate subsidiary will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient.

Shareholder Approval

        The affirmative vote of a majority of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to approve the amendment to the 1997 Plan increasing the number of shares reserved for issuance thereunder from 3,000,000 to 3,500,000 shares.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION AND INCENTIVE PLAN AS SET FORTH IN PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

        The Audit Committee of the Company's Board of Directors is charged with the responsibility of assisting the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee is responsible for reviewing the Company's financial reporting process, its systems of internal controls, the audit process and compliance with laws and regulations. The Audit Committee also has the authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement).

        The Audit Committee is composed of three independent directors appointed annually by the Board of Directors. James B. Hickey, Jr., Michael W. Vannier, M.D. and Sven A. Wehrwein served as members of the Audit Committee throughout 2002. The Board of Directors has determined that Messrs. Hickey, Vannier and Wehrwein are independent as defined in the rules of The Nasdaq Stock Market.

        The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2002; discussed with the Company's independent accountants the matters required to be discussed by Statement On Auditing Standards No. 61 (Communications with Audit Committees), as it may be modified or supplemented; received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as it may be modified or supplemented; and discussed with the independent accountants their independence.

        Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

        In voluntary early compliance with the Sarbanes-Oxley Act of 2002, on February 6, 2003, the Board of Directors adopted a written charter for the Audit Committee. The charter is attached to this proxy statement as Exhibit A. Also in voluntary early compliance with Sarbanes-Oxley, the Audit Committee established procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company's employees of any concerns regarding questionable accounting or auditing matters.

By the Audit Committee

Sven A. Wehrwein, Chairman
James B. Hickey, Jr.
Michael W. Vannier, M.D.

INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2003. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.

        All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of the independent accountants, unless other instructions are indicated thereon.

Audit Fees

        The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements as of and for the year ended December 31, 2002 and the limited reviews of the unaudited financial statements included in the Company's Quarterly Reports on Form 10-Q filed in 2002 were approximately $53,000.

Financial Information Systems Design and Implementation Fees

        For the year ended December 31, 2002, PricewaterhouseCoopers LLP rendered no professional services related to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

        The aggregate fees billed for all other professional services rendered by PricewaterhouseCoopers LLP to the Company in 2002, including but not limited to fees for tax return preparation and consulting on various accounting issues, were approximately $32,000.

        The Board considers the provision of services by PricewaterhouseCoopers LLP to the Company, over and above the external audit fees, to be compatible with PricewaterhouseCoopers LLP's ability to maintain its independence.

By Order of the Board of Directors

Gregory S. Furness, Secretary

April 17, 2003

Exhibit A

Vital Images, Inc.

Audit Committee of the Board of Directors
Charter Dated February 6, 2003

I. PURPOSE

        The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Vital Images, Inc. (the "Corporation") in fulfilling its general oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally.

        Management is responsible for the preparation, presentation and integrity of the Corporation's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Corporation's independent auditors are responsible for performing an independent audit of the financial statements of the Corporation in accordance with generally accepted auditing standards.

        The Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with the independent auditors, and the experience of the Committee's members in business, financial and accounting matters.

        The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as to officers and employees of the Corporation.

II. COMPOSITION

        The Committee shall be comprised of three or more directors, each of whom shall be independent, non-officer directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Committee members shall otherwise meet the applicable audit committee membership requirements of the Securities Exchange Act of 1934, the Securities and Exchange Commission and The NASDAQ Stock Market (as may be modified or supplemented from time to time). At least one member of the Committee shall qualify as a "financial expert" in accordance with the requirements of the Securities Exchange Act of 1934, the Securities and Exchange Commission and The NASDAQ Stock Market (as may be modified or supplemented from time to time).

        The members of the Committee shall be elected by the Board and serve until their successors shall be duly elected and qualified or until their earlier death or resignation from the Committee. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

        The Committee shall meet quarterly and more frequently as circumstances dictate. As part of its job to foster open communication, and as the Committee deems appropriate, the Committee may meet privately in separate sessions with executive management, the principal accounting officer, and/or the independent auditors and as a committee to discuss any matters that the Committee or each of these individuals or groups believes should be discussed.

IV. RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1.
Review and reassess the adequacy of this Charter at least annually, and more frequently as conditions dictate, and propose any amendments to the Charter as it deems necessary or appropriate. Submit the Charter to the Board for approval and cause the Charter to be approved as frequently as may be required by the regulations of the Securities and Exchange Commission and the rules of The NASDAQ Stock Market (as may be modified or supplemented from time to time).

2.
Review the Corporation's annual audited financial statements before they are filed with the Securities and Exchange Commission or released. Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments and a review with the independent auditors of any auditor report to the Committee required under the rules of the Securities and Exchange Commission or The NASDAQ Stock Market (as may be modified or supplemented from time to time). Review should also include review of the independence of the independent auditors (see Item 6 below) and the discussion with the independent auditors of the conduct of their audit (see Item 9 below). Based on such review, determine whether to recommend to the Board that the annual audited financial statements be included in the Corporation's Annual Report on Form 10-K filed under the rules of the Securities and Exchange Commission.

3.
Review with management and the independent auditors the Corporation's interim financial reports before they are filed with the Securities and Exchange Commission or released. The Committee may designate a member or members of the Committee to represent the entire Committee for purposes of this review.

4.
Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

5.
Prepare a report to shareholders to be included in the Corporation's annual proxy statement as required by the rules of the Securities and Exchange Commission and The NASDAQ Stock Market (as may be modified or supplemented from time to time).

Independent Auditors

6.
The Corporation's independent auditors are directly accountable to the Committee and the Board. The Committee shall select the Corporation's independent auditors and approve the fees and other compensation to be paid to the independent auditors. The Corporation shall, at all times, make adequate provision for the payment of all fees and other compensation approved by the Committee to the Corporation's independent auditors. On an annual basis, or more frequently as conditions dictate, the Committee shall review and discuss with the independent auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard 1 (as may be amended or supplemented from time to time). All engagements for any non-audit services by the independent auditors must be approved by the Committee before the commencement of any such services. The Committee may designate a member or members of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Corporation's independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

7.
Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

8.
Consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

9.
Before filing or releasing annual financial statements, discuss the conduct and results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61 (as may be modified or supplemented from time to time).

10.
Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

11.
Consider the independent auditors' judgment about the quality and appropriateness of the Corporation's accounting principles and critical accounting estimates as applied in its financial reporting.

Financial Reporting Processes and Controls

12.
In consultation with the independent auditors and the principal accounting officer, review the integrity of the Corporation's financial reporting processes and controls, both internal and external. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the principal accounting officer together with management's responses. Review any significant changes to the Corporation's auditing and accounting policies.

13.
Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

14.
Consider and approve, if appropriate, significant changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors, executive management, or the principal accounting officer.

Process Improvement

15.
Establish regular and separate systems of reporting to the Committee by each of executive management, the independent auditors and the principal accounting officer regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

16.
Following completion of the annual audit, review separately with executive management, the independent auditors and/or the principal accounting officer, as the Committee deems necessary or appropriate, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

17.
Resolve any disagreements between management and the independent auditors regarding financial reporting.

18.
Review with the independent auditors, the principal accounting officer and/or executive management, as the Committee deems necessary or appropriate, the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Other and Legal Compliance

19.
Evaluate, at least annually, the need to establish an internal audit function in the Corporation and report the results of such evaluation to the full Board.

20.
Approve the appointment and compensation and oversee the work of any accounting firm employed by the Corporation.

21.
On at least an annual basis, review with management of the Corporation and with the Corporation's law firm(s) any legal matters that could have a significant impact on the Corporation's financial statements, the Corporation's compliance with applicable laws and regulations and any inquiries received from regulators or governmental agencies.

22.
Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission to the Committee by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

23.
Oversee all related party transactions entered into by the Corporation, as may be required by the rules of the Securities and Exchange Commission or The NASDAQ Stock Market (as may be modified or supplemented from time to time).

24.
Retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary to carry out its duties. The Corporation shall, at all times, make adequate provision for the payment of all fees and other compensation approved by the Committee to any consultants or experts employed by the Committee.

25.
Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

26.
Maintain minutes of Committee meetings and periodically report to the Board on significant results of the foregoing activities.

        Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Corporation's corporate policies with oversight by the Committee in the areas covered by this Charter.

        Adopted by the Vital Images, Inc. Audit Committee on February 6, 2003.

PROXY

VITAL IMAGES, INC.
PROXY SOLICITED BY BOARD OF DIRECTORS
For Annual Meeting of Shareholders
May 7, 2003

The undersigned, revoking all prior proxies, hereby appoints Jay D. Miller and Gregory S. Furness, or either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Vital Images, Inc. (the "Company") of record in the name of the undersigned at the close of business on March 21, 2003, at the Annual Meeting of Shareholders to be held on Wednesday, May 7, 2003, or at any adjournment thereof, upon the following matters:

1.
Election of the following nominees as directors:

Douglas M. Pihl, Jay D. Miller, Vincent J. Argiro, James B. Hickey, Jr.,
Richard W. Perkins, Michael W. Vannier and Sven A. Wehrwein

    ☐    FOR ALL NOMINEES                                ☐    WITHHOLD FOR ALL NOMINEES

    ☐    FOR ALL NOMINEES EXCEPT THE FOLLOWING:

(Write the name(s) of the nominee(s) withheld in the space provided below.)

2.
Approval of amendment to the 1997 Stock Option and Incentive Plan to increase the number of shares reserved for issuance thereunder.

                        ☐    FOR                        ☐    AGAINST                        ☐    ABSTAIN

3.
In their discretion the proxies are authorized to vote upon such matters as may properly come before the meeting.

Please mark, date, sign, and mail this proxy promptly in the enclosed envelope.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

No. of Shares:	Dated:	, 2003.
(Print Name)	(Signature of Shareholder)
(Print Name)	(Signature of Shareholder)

Please sign your name exactly as it appears to the left on this proxy. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 2003
SOLICITATION OF PROXIES
VOTING AND REVOCATION OF PROXY
PROPOSALS OF SHAREHOLDERS
OTHER BUSINESS
ANNUAL REPORTS
BENEFICIAL OWNERSHIP OF COMMON STOCK
ELECTION OF DIRECTORS (Proposal 1)
INFORMATION CONCERNING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES
Equity Compensation Plan Information
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
APPROVAL OF AMENDMENT TO 1997 STOCK OPTION AND INCENTIVE PLAN TO INCREASE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER (Proposal 2)
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT ACCOUNTANTS
Exhibit A
  PROXY